UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

MINERALS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of Principal Executive Offices)	(Zip Code)

(212) 878-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 10, 2014, Minerals Technologies Inc., a Delaware corporation (the “Company”), and MA Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMCOL International Corporation, a Delaware corporation (“AMCOL”). AMCOL concurrently terminated its merger agreement with Imerys SA and paid the termination fee due thereunder in connection with such termination.

The Offer and the Merger

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”), within ten business days following the date of the Merger Agreement, for all of AMCOL’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $45.75 per Share, net to the seller in cash, without interest.

The obligation of the Purchaser to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Purchaser, would represent one Share more than one-half (1/2) of the sum of (i) all Shares then outstanding and (ii) all Shares that AMCOL may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options, restricted stock units and Shares subject to specified vesting criteria), regardless of the conversion or exercise price or other terms and conditions thereof. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is not subject to any financing condition.

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into AMCOL (the “Merger”), with AMCOL continuing as the surviving corporation and a wholly owned subsidiary of the Company. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than (i) Shares then owned by AMCOL, the Company or Purchaser and (ii) Shares that are held by any stockholder who properly demands appraisal in connection with the Merger) will cease to be issued and outstanding, will be canceled, will cease to exist and will be converted into the right to receive an amount in cash equal to the same amount in cash per Share that is paid pursuant to the Offer, without interest, less any applicable withholding taxes.

No Shop Provisions

AMCOL has agreed to certain restrictions, subject to certain exceptions described below, on its ability to solicit, initiate or encourage an alternative acquisition proposal, to furnish any person with non-public information about AMCOL or to enter into or participate in discussions or negotiations regarding an alternative acquisition proposal. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Offer is consummated. Notwithstanding this limitation, prior to any acceptance by the Purchaser of Shares pursuant to the Offer, AMCOL may under certain circumstances provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that AMCOL’s board of directors has determined constitutes or could reasonably be expected to lead to a “Superior Proposal” (which is generally defined to refer to a bona fide written acquisition proposal that the board of directors of AMCOL determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisor, is (i) more favorable to AMCOL’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement, taking into account all legal, financial, regulatory and other factors, and (ii) is reasonably likely to be consummated).

Termination and Termination Fees

The Merger Agreement contains certain termination rights for both the Company and AMCOL, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before September 11, 2014 or if AMCOL terminates the Merger Agreement in compliance with its terms in order to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by AMCOL in order to accept a Superior Proposal, AMCOL has agreed to pay the Company a termination fee of $39,000,000, which is equal to approximately 2.5% of the equity value of the transaction.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or AMCOL, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Commitment Letter

JPMorgan Chase Bank, N.A. has committed to provide a $200,000,000 senior secured revolving credit facility and a $1,560,000,000 senior secured term loan facility on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”) dated March 6, 2014 and filed herewith as Exhibit 10.1 to this Current Report on Form 8-K. J.P. Morgan Securities LLC will act as sole lead arranger and sole bookrunner for the debt financing. The proceeds of the debt financing (together with the Company’s cash) will be used to fund the transactions contemplated by the Merger Agreement. The Debt Commitment Letter contains conditions to funding of the facilities customary for facilities of this type, including satisfaction of the conditions to the Offer, the absence of a Company Material Adverse Effect (defined in the Debt Commitment Letter in a manner consistent with the Merger Agreement), solvency of the Company after giving effect to the transactions contemplated by the Merger Agreement and accuracy of certain fundamental representations and warranties, as more fully set forth in the Debt Commitment Letter. The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Debt Commitment Letter, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference

Item 7.01. Regulation FD Disclosure

On March 10, 2014, the Company and AMCOL issued a joint press release announcing the execution of the Merger Agreement. The March 10, 2014 press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This communication may contain forward-looking statements, which describe or are based on current expectations. Actual results may differ materially from these expectations. Any statements that are not historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “will,” and similar expressions) should also be considered to be forward-looking statements. Such forward-looking statements include the anticipated changes in the business environment in which the Company operates and in the Company’s future operating results relating to the potential benefits of a transaction with AMCOL and the ability of the Company and AMCOL to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of AMCOL’s stockholders will tender their Shares in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the transactions on the respective businesses of the Company and AMCOL and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other risks and uncertainties pertaining to the business of the Company detailed in its filings with the Securities and Exchange Commission (the “SEC”) from time to time. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned in the risk factors and other cautionary statements in the Company’s 2013 Annual Report on Form 10-K and in the Company’s other reports filed with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. The Company and AMCOL expressly disclaim any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information

The Offer has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell any securities of AMCOL. At the time the Offer is commenced, the Company will file a Tender Offer Statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and AMCOL will file a Solicitation/Recommendation Statement relating to the Offer with the SEC. The Company and AMCOL intend to mail these documents to AMCOL’s stockholders. AMCOL’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the Offer and the Merger that are filed with the SEC, carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about the Offer that AMCOL’s stockholders should consider prior to making any decisions with respect to the Offer. Once filed, stockholders of AMCOL will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 10, 2014, by and among Minerals Technologies Inc., MA Acquisition Inc. and AMCOL International Corporation

10.1	Commitment Letter, dated as of March 6, 2014, among Minerals Technologies Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

99.1	Press Release, dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

Date: March 10, 2014	By:	/s/ Thomas J. Meek
Name: Thomas J. Meek
Title: Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 10, 2014, by and among Minerals Technologies Inc., MA Acquisition Inc. and AMCOL International Corporation

10.1	Commitment Letter, dated as of March 6, 2014, among Minerals Technologies Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

99.1	Press Release, dated March 10, 2014